                                SELLING AGREEMENT


     AGREEMENT,  made on this ________ day of __________________,  19___, by and
between  Ameritas  Variable  Life  Insurance  Company   ("AVLIC"),   a  Nebraska
Corporation,;   Ameritas  Life  Insurance   Corp.;   ("Ameritas"),   a  Nebraska
Corporation;   Ameritas   Investment   Corp.,   a  Nebraska   Corporation,   and
________________________ ("Broker/Dealer") a _________________ Corporation.
     WHEREAS, AVLIC issues certain variable insurance policies ("Policies"), described in this Agreement, which are deemed securities under the Securities Act of 1933, ("1993 Act"); and
     WHEREAS, Ameritas issues traditional life insurance and annuity policies (also referred to as "Policies"); and a listing of such policies is attached hereto as Exhibit B, and is incorporated herein by this reference: and
     WHEREAS, Ameritas Investment Corp. is duly licensed as a Broker/Dealer with the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission ("SEC") and,
     WHEREAS, Broker/Dealer is duly licensed as a Broker/Dealer with the NASD and the SEC, and
     WHEREAS, AVLIC has appointed Ameritas Investment Corp. as the Underwriter of the Policies and has vested Ameritas Investment Corp. with the authority and responsibility for training and supervising its registered representatives, and
     WHEREAS,   AVLIC   proposes   to   have   Broker/Dealers    representatives
("Representative(s)") who are also duly licensed insurance agents solicit sales of the Policies, and
     WHEREAS, Ameritas Investment Corp. delegates to Broker/Dealer, to the extent legally permitted, training and certain administrative responsibilities and duties,
     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto agree as follows:
A.   APPOINTMENT
     AVLIC, Ameritas, and Ameritas Investment Corp. hereby appoint Broker/Dealer to supervise solicitations of the Policies, and to facilitate solicitations of sales of the Policies which are described in Exhibit A and Exhibit B, which are attached hereto and incorporated by reference.
B.   REPRESENTATIONS
     1. Ameritas Investment Corp., AVLIC, Ameritas, and Broker/Dealer each represents to the other, that it and the undersigned officers have full power and authority to enter into this Agreement.
     2. Ameritas  Investment Corp.  represents  to  Broker/Dealer  that  it   is
registered as a Broker/Dealer under the Securities  Exchange Act of 1934  ("1934
Act") and  under  the  Blue  Sky  Laws  of   each  jurisdiction  in   which such
registration is required for the sale of the Policies; and, that Ameritas Investment Corp. is a member of the NASD.
     3. Broker/Dealer represents to Ameritas Investment Corp. that it is registered as a Broker/Dealer under the 1934 Act and under the Blue Sky Laws of each jurisdiction in which such registration is required for the sale of the Policies; and, that Broker/Dealer is a member of the NASD.
     4. AVLIC presents to Broker/Dealer that the Policies, including related separate accounts, shall comply with the registration and all other applicable requirements of the 1933 Act and the Investment Company Act of 1940, and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.
     5. Ameritas represents to Broker/Dealer that it is licensed to issue insurance in certain states, a listing of said states to be provided to Broker/Dealer with this Agreement.
     6. Ameritas represents to Broker/Dealer that the Policies it issues have been duly filed and approved by the state insurance departments in those jurisdictions where it is authorized to transact business.
     7. AVLIC represents to Broker/Dealer that  the  Policy prospectus  included
in  AVLIC's   Registration  Statement  as  described  in  Exhibit A and in post-
effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain, all statements and information which are required to be stated therein
by  the  1933  Act  and  in  all  respects  conform  or  will  conform,   to the
requirements thereof, and neither any prospectus, nor any supplement thereof, includes or will include, any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from any prospectus or supplement in reliance upon, and in conformity with, written information furnished to AVLIC by Broker/Dealer specifically for use in the preparation thereof. The foregoing representations also shall not apply to information contained in or omitted from any prospectus or supplement of any underlying mutual fund.
C.   COMPLIANCE  WITH   NASD   RULES  OF  FAIR  PRACTICE  AND  FEDERAL AND STATE
SECURITIES AND STATE INSURANCE LAWS
     Broker/Dealer agrees to abide by all rules and regulations of the NASD, including its Rules of Fair Practice, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Policies.
D.   LICENSING AND/OR APPOINTMENT OF REPRESENTATIVES
     Broker/Dealer shall assist AVLIC,  Ameritas,  and Ameritas Investment Corp.
in  the  licensing  and/or  appointment  of  Representatives   under  applicable
insurance   laws  to  sell  the  Policies.   Broker/Dealer   shall  fulfill  all
requirements   set  forth  below  in   conjunction   with  the   submission   of
licensing/appointment papers for all applicants as insurance agents of AVLIC and Ameritas. All such licensing/appointment papers should be submitted by the Broker/Dealer to AVLIC or Ameritas as it may from time to time request. Broker/Dealer understands that AVLIC and Ameritas reserves the right to refuse to appoint any Representative or, once appointed, to thereafter terminate the same.
     Further, Broker/Dealer hereby certifies and represents to AVLIC, Ameritas Investment Corp., and Ameritas that all the following requirements will be
fulfilled  by  the   Broker/Dealer   in  conjunction   with  the  submission  of
licensing/appointment papers for all applicants as agents of AVLIC and/or Ameritas. Broker/Dealer will, upon request, forward proof of compliance with same to AVLIC or Ameritas Investment Corp., or Ameritas in a timely manner.
     1. Broker/Dealer has made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declares that each applicant is personally known to the Broker/Dealer, has been examined by it, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a securities and a life insurance license. Each individual is trustworthy, competent and qualified to act as an agent for AVLIC and/or Ameritas and to hold himself or herself out in good faith to the general public. The Broker/Dealer vouches for each applicant.
     2. Broker/Dealer has on file all forms required by the NASD, state insurance, and securities licensing authorities, which forms have been completed by each applicant. Broker/Dealer has fulfilled all the necessary investigative
requirements   for  the   registration   of  each   applicant  as  a  registered
representative through the Broker/Dealer, and each applicant is presently registered as an NASD registered representative and licensed with applicable state licensing authorities. The above information in the Broker/Dealer files indicates no fact or condition which would disqualify the applicant from receiving or maintaining a securities or life insurance license and all the findings of all investigative information are favorable.
     3. Broker/Dealer certifies that all educational requirements have been met for all states for which the applicant is requesting a securities or life insurance license, and that all such persons have fulfilled the appropriate examination, education and training requirements.
     4. If the applicant is required to submit his picture,  his signature,  and
securities  registration   in the state in which he is applying for a securities
or life insurance license, Broker/Dealer certifies that those items forwarded to AVLIC, Ameritas Investment Corp, or Ameritas are those of the applicant and the securities registration is a true copy of the original.
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     5. Broker/Dealer  hereby  warrants  that  the applicant is not applying for a securities or life insurance license with AVLIC in order to place insurance chiefly and solely on his life or lives of his relatives.
     6. Broker/Dealer certifies that each applicant will receive close and adequate supervision in connection with the sale of policies issued by Ameritas,
and/or AVLIC, and that the  Broker/Dealer   will make inspections when needed of
any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.
     7. Broker/Dealer will not permit any applicant to act as a life insurance agent until duly licensed therefore. No applicants have been given a contact or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until they have met the licensing and appointment requirements of relevant states' laws.
E.   SUPERVISION OF REPRESENTATIVE
     Broker/Dealer,   shall  have  full  responsibility  for  the  training  and supervision of all Representatives associated with Broker/Dealer who are engaged directly or indirectly in the offer or sale of the Policies and all such persons shall be subject to the control of Broker/Dealer with respect to such persons' activities in connection with the sale of the Policies. Broker/Dealer shall comply with the administrative procedures of AVLIC and/or Ameritas involving federal securities law and state insurance law. Before Representatives engage in the solicitation of applications for the Policies, the Broker/Dealer will cause
(1) the Representatives to be trained in the sale of the Policies: (2) the Representatives to qualify under applicable federal and state laws to engage
in  the  sale  of  the  Policies;  (3)  the   Representatives  to  be registered
representatives  of  Broker/Dealer  and  (4)  will cause such Representatives to
limit  solicitation  of  applications  for the Policies to jurisdictions   where
AVLIC or Ameritas has authorized such solicitation. Broker/Dealer shall cause such Representatives' qualifications to be certified to the satisfaction of Ameritas Investment Corp. or AVLIC , or Ameritas and shall notify Ameritas Investment Corp. if such Representative ceases to be a registered representative of Broker/Dealer. Broker/Dealer shall also cause all sales of the policies to
be   reviewed   for  suitability  as   provided  for  in  the rules of the NASD.
Broker/Dealer is specifically charged with the responsibility of supervising and reviewing Representative's use of sales literature and advertising and all other communications with the public in connection with the Policies. Upon request by Ameritas Investment Corp., Broker/Dealer shall furnish appropriate records or other documentation to evidence Broker/Dealer's diligent supervision.
F.   NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE
     In the event a Representative fails or refuses to submit to supervision of Broker/Dealer or otherwise fails to meet the rules and standards imposed by Broker/Dealer or its Representatives, Broker/Dealer shall certify such fact to Ameritas Investment Corp. and shall immediately notify such Representative that he or she is no longer authorized to sell the Policies, and Broker/Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Policies.
G.   PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING
     Broker/Dealer shall be provided, without any expense to Broker/Dealer, with prospectuses for AVLIC's 1933 Act Registration Statement as described in Exhibit A, any post-effective amendments or supplements thereto, and the 1933 Act Registration Statement for the underlying mutual funds and any post-effective amendments or supplements thereto, or other such prospectuses as may be needed to properly solicit the Policies and such other material as Ameritas Investment Corp. determines to be necessary or desirable for use in connection with sales of the Policies. No sales promotion materials or advertising relating to the Policies shall be used by Broker/Dealer unless the specific item has been
approved  in  writing  by  Ameritas   Investment  Corp.  No  representations  in
connection with the sales of the Policies, other than those contained in the Prospectus, sales promotion materials or advertising applicable to the Policies which have been preapproved in writing by Ameritas Investment Corp., shall be made by the Broker/Dealer or its Representatives.
H.   SECURING APPLICATIONS
     All applications for Policies shall be made on application forms supplied by AVLIC or Ameritas. Broker/Dealer will review all sales for suitability and all applications for completeness and correctness as to form. Broker/Dealer will cause all complete and correct applications for suitable transactions to be promptly forwarded to AVLIC or Ameritas, together with any payments received with the applications, without deduction for compensation. AVLIC or Ameritas reserves the right to reject any Policy application and turn any payment made in connection with an application which is rejected. Policies issued on accepted applications by AVLIC and/or Ameritas will be forwarded to the owner of the policy ("Policyowner") in accordance with the administrative procedures of AVLIC.
I.   PAYMENTS RECEIVED BY BROKER/DEALER
     All premium payments (hereinafter collectively referred to as ("Payments") are the property of AVLIC and shall be transmitted to AVLIC or Ameritas by Broker/Dealer immediately in accordance with the administrative procedures of AVLIC and/or Ameritas, without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed
by  Broker/Dealer.   CHECKS  SHALL  BE  MADE  PAYABLE  TO THE ORDER OF "AMERITAS
VARIABLE  LIFE  INSURANCE  COMPANY"  or  "AMERITAS   LIFE   INSURANCE  CORP," as
applicable.
J.   COMMISSIONS PAYABLE
     Commissions payable in connection with the policies shall be paid to the Broker/Dealer or, at the request and with the permission of the Broker/Dealer, in the states listed on Schedule E, to the Broker/Dealer or to a Compensation Administrator on behalf of the Broker/Dealer's Registered Representative. Broker/Dealer's request and permission must be in writing. In those instances where the Broker/Dealer or a Compensation Administrator receives commissions on
behalf  of  the  Registered   Representative  or  shares  commissions  with  the
Registered Representative, the Broker/Dealer will remain responsible as set out herein, for recordkeeping, training, state licensing, and supervising the Registered Representative's activities for compliance with the Federal and State Securities Laws, State Insurance Laws, and the NASD Rules. These commissions will be paid as a percentage of payments received in cash or other legal tender
and   accepted  by   AVLIC  and/or   Ameritas  on  applications  obtained by the
Representatives  of  the  Broker/Dealer.  Upon  termination  of  this Agreement,
all  compensation  to  the   Broker/Dealer   hereunder  shall  cease;   however,
Broker/Dealer shall continue to be liable for any chargebacks pursuant to Sections M and N of this Agreement or for any other amounts advanced by or otherwise due Ameritas Investment Corp., AVLIC, or Ameritas. We reserve the
right to pay  reduced  commission   if a new  policy is issued  and an  existing
policy on the same life is terminated or lapses (a) within six months prior to the date of the application for the new policy; or (b) within twelve months after the issue date of the new policy.
K.   TIME OF PAYMENT
     Ameritas Investment Corp. or Ameritas shall pay any compensation due Broker/Dealer in a timely manner.
L.   CHANGE OF COMMISSION SCHEDULE
     AVLIC or Ameritas may, upon at least sixty (60) days prior written notice to Broker/Dealer, change the Commission Schedules. Any such change shall be by written amendment of the particular schedule or schedules and shall apply to compensation due on applications received by AVLIC or Ameritas on or after the effective date of such change.
M.   FINANCIAL PLANNING OR OTHER FEES
     Neither Broker/Dealer nor any Representative associated with Broker/Dealer may accept from any individual or entity any share of financial planning or other fee income, either directly or indirectly derived from the sale of Policies sold pursuant to this Agreement, unless permitted to do so by Federal law and State law of the State in which the Broker/Dealer or Representative(s) is/are licensed to do business. It shall be the sole responsibility of Broker/Dealer to ensure that all Representatives associated with Broker/Dealer do not accept such income.
     If Federal law and the State law of the State in which the Broker/Dealer or Representative(s) is/are licensed to do business permits an insurance agent to accept commission payments and financial planning or other fee income from the sale of a Policy it shall be the sole responsibility of Broker/Dealer, before accepting such a fee or permitting Representative to accept such fees, to ensure that Broker/Dealer and each Representative associated with it have
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secured  any  and  all  licenses  necessary to charge fees as may be required by
Federal law, by Ameritas, or by the laws of the State or States in which Broker/Dealer or Representative is licensed to solicit insurance.
N.   CANCELLATION OF POLICY
     If AVLIC or Ameritas is required to refund premiums or return accumulation values and waive surrender charges on any Policy for any reason; then, no commission will be payable with respect to said Payments and any commission previously paid for said Payments must be refunded to Ameritas Investment Corp. If AVLIC or Ameritas is required to pay a death benefit on an annuity policy (the greater of the premiums paid or the accumulation value to the policy beneficiary without surrender or withdrawal charges) within one year of the policy date and the death was not accidental, AVLIC, AIC or Ameritas may, in its sole discretion, require the refund of the commission paid. Ameritas Investment Corp. agrees to notify Broker/Dealer within thirty (30) days after it receives notice from AVLIC or Ameritas of any premium refund or a commission chargeback. Any refund of commission which Broker/Dealer must make under this Section shall be netted (charged back) against Broker/Dealer's next month's commissions. Broker/Dealer shall be liable for any commission refund in excess of commissions payable to Broker/Dealer.
0.   HOLD HARMLESS AND INDEMNIFICATION PROVISIONS
     1. AVLIC will indemnify and hold harmless Broker/Dealer from any and all losses, claims, damages or liabilities for actions in respect thereof, to which Broker/Dealer may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the prospectus or AVLIC prepared sales or advertising material for any of the Policies or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will provide
Broker/Dealer   with  appropriate   legal   representation  in  connection  with
investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that AVLIC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in the prospectus for any of the Policies or any amendment or supplement or the related mutual fund prospectus and statement of additional information or any amendment or supplement of the related mutual fund prospectus and statement of additional information or any amendment of supplement in reliance upon and in conformity with information furnished by Broker/Dealer specifically for use in the preparation thereof.
     AVLIC shall not indemnify Broker/Dealer for any action where an applicant for any of the Policies was not furnished or sent or given, at or prior to written confirmation of the sale of the Policies, a copy of the appropriate prospectus together with the related mutual fund prospectus, the fund statement or additional information if requested, and any supplements or amendments to either furnished to Broker/Dealer by AVLIC.
     The  foregoing  indemnities  shall,  upon the same  terms and  conditions.,
extend  to  and  insure  to  the  benefit  of  each   director  and  officer  of
Broker/Dealer and any person controlling Broker/Dealer.
     2. Ameritas, AVLIC and Ameritas Investment Corp. shall indemnify and hold harmless Broker/Dealer against any losses, claims, damages or liabilities (or actions in respect thereof), to which Broker/Dealer may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) result from negligent, fraudulent or unauthorized acts or omissions by Ameritas, AVLIC and Ameritas Investment Corp. or their employees.
     The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Broker/Dealer and any person controlling Broker/Dealer.
     3. Broker/Dealer   shall  indemnify and hold harmless  Ameritas  Investment
Corp., AVLIC and Ameritas from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which Ameritas Investment Corp., AVLIC or Ameritas may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from
negligent,   improper,   fraudulent  or   unauthorized   acts  or  omissions  by
Broker/Dealer, its employees or sales personnel or principals, including but not limited to improper solicitations of applications for the Policies.
       Broker/Dealer shall indemnify and hold harmless Ameritas Investment Corp., AVLIC or Ameritas for any losses, claims, damages or liabilities (or actions in respect thereof) to which Ameritas Investment Corp., AVLIC or
Ameritas  may become  subject,  insofar   as   the  losses,  claims,  damages or
liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials or advertisements or any oral or written misrepresentations or any unlawful sales practices concerning the Policies or underlying mutual fund shares, by Broker/Dealer.
     The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Ameritas Investment Corp., AVLIC and Ameritas and any person controlling Ameritas Investment Corp., AVLIC or Ameritas. The foregoing indemnities shall not extend to losses, claims, damages or liabilities (or actions in respect thereto) arising out of death claims related to the mortality risks of the Policies.
     4. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any
indemnified   party,  and  it  shall  notify  the  indemnifying   party  of  the
commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying
party,   similarly  notified,  to  assume  the  defense  thereof,  with  counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
P.   NON-ASSIGNABILITY PROVISION
     This Agreement may not be assigned by any party except by mutual consent.
Q.   NON-WAIVER PROVISION
     Failure of any party to terminate this Agreement for any of the causes set forth in this Agreement will not institute a waiver, of the right to terminate this Agreement at a later time for any of these causes.
R.   AMENDMENTS
     No amendment to this Agreement will be effective unless it is in writing and signed by all the parties hereto.
S.   INDEPENDENT CONTRACTORS
     Broker/Dealer and its Representatives are independent contractors with respect to AVLIC, Ameritas and Ameritas Investment Corp.
T.   NOTIFICATION OF DISCIPLINARY PROCEEDINGS
     Broker/Dealer  agrees  to  notify  Ameritas  Investment  Corp.  in a timely
fashion  of  any  disciplinary   proceedings   against  any  of  Broker/Dealer's
Representatives  soliciting  sales of the  Policies or any  threatened  or filed
arbitration   action  or  civil   litigation   arising  out  of  Broker/Dealer's
solicitation of the Policies.
U.   BOOKS AND RECORDS
     AVLIC, Ameritas Investment Corp., Ameritas and Broker/Dealer agree to maintain the books, accounts and records so as to clearly and accurately disclose the nature and details of transactions and to assist each other in the timely preparation of records. Ameritas Investment Corp. and Broker/Dealer shall each submit such records to the regulatory and administrative bodies which have jurisdiction over AVLIC, Ameritas or the underlying mutual fund shares. Each party to this Agreement shall promptly furnish to the other party any reports and information which the other party may request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state, and under the federal and state securities laws or the rules of the NASD.
V.   CONFIRMATIONS
     Upon or prior to completion of each transaction for which the issuance of a confirmation is legally required, a confirmation reflecting the fact of the transaction and those items required under SEC Rule 10b-10 will be promptly forwarded to the Policyowner by AVLIC on Ameritas Investment Corp.'s behalf. A copy of such confirmations will be made available to Broker/Dealer upon request.
W.   REPLACEMENTS OR ROLLOVERS
     Broker/Dealer expressly agrees that neither it nor its agents will engage in any course of conduct to replace policies issued by AVLIC or Ameritas or recommend or cause the surrenders of cash sales of the Policies sold under the contract to purchase or exchange for insurance policies or contracts issued by other insurance companies.
X.   CONFIDENTIALITY OF INFORMATION
     AVLIC, Ameritas, Ameritas Investment Corp. and Broker/Dealer respectively agree that all Policyowner facts or information received by an party hereto shall remain confidential as to all parties unless such information is required by any regulatory authority or court of competent jurisdiction.
Y.   LIMITATIONS
     No party other than AVLIC or Ameritas shall have the authority on behalf of AVLIC or Ameritas to make, alter, or discharge any Policy issued by AVLIC or Ameritas, to waive any forfeiture or to grant, permit, or to extend the time of making any Payments, or to alter, the forms which AVLIC or Ameritas may prescribe or substitute other forms in place of those prescribed by AVLIC or
Ameritas; or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of AVLIC or Ameritas.
Z.   TERMINATION
     This Agreement maybe terminated:
     1. At the option of any party upon one (1) months' written notice to the other parties.
     2. At the option of Ameritas Investment Corp. in the event that formal administrative proceedings are instituted against the Broker/Dealer by the NASD, SEC, any state Insurance Commissioner or any other regulatory body regarding Broker/Dealer duties under this Agreement or related to the sale of the
Policies,  and that Ameritas   Investment Corp.  determines in its sole judgment
exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Broker/Dealer to perform its obligations under this Agreement.
     3. At the option of Broker/Dealer in the event that any of the underlying funds are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Policies issued or to be issued by AVLIC.
     4. At the option of Broker/Dealer if the underlying fund(s) ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1954, as amended.
     5. At the option of AVLIC,  Ameritas Investment Corp., or Ameritas   if (a)
AVLIC, Ameritas Investment Corp., Ameritas, shall determine in their sole judgment exercised in good faith that Broker/Dealer has suffered a material adverse change in its business or financial condition or is subject to material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either AVLIC or Ameritas Investment Corp., (b) AVLIC, Ameritas Investment Corp., or Ameritas shall notify Broker/Dealer in writing of such determination and their intent to terminate this Agreement and (c) after considering the actions taken by Broker/Dealer and any other changes in circumstances since the giving of such notice, such termination of AVLIC, Ameritas Investment Corp., or Ameritas shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective day of termination.
     6. At the option of any party hereto upon the breach by any party of the covenants and terms of this Agreement.
ZZ.  SEVERABILITY
     Should any provision of this Agreement be held unenforceable, those provisions not affected by the determination of unenforceability shall remain in full force and effect.
ZZZ. NET REMIT PROGRAM
     a) PREREQUISITES. This program is only available in Variable Annuity sales for carrying or clearing Broker/Dealers. Broker/Dealers must have specific written authorization to hold customer funds in brokerage accounts. They must also have the customer's authorization to forward amounts due AVLIC from the funds in the brokerage accounts. Broker/Dealer participating in this program represent that they meet the prerequisites by having the necessary written customer authorizations, and agreeing to adhere to the terms of Part b) of this Section ZZZ. AVLIC authorizes Broker/Dealer to take part in the Net Remit Program based upon these representations.
     b) THE PROGRAM. Broker/Dealer participating in the Net Remit Program must always identify both the gross and net amounts on each payment forwarded to AVLIC. Payments received without such designations will be applied as gross payments with commissions to be paid. All payments received by the Broker/Dealer are the property of AVLIC and must be transmitted immediately in accordance with the administrative procedures of AVLIC, subject only to the deduction by Broker/Dealer of the appropriate commission from such payments.

     This Agreement will be construed in accordance with the laws of the State of Nebraska.

     Ameritas Variable Life Insurance Company



     by ___________________________________________________


     Ameritas Investment Corp.


     by ___________________________________________________


     Ameritas Life Insurance Corp.


     by ___________________________________________________


     Broker/Dealer


     by ___________________________________________________